SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 2, 2012 (September 26, 2012)

DYNEGY INC.

 (Exact name of registrants as specified in their charters)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas (Address of principal executive offices)	77002 (Zip code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Agreement.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C., filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”), thereby commencing cases (the “DH Chapter 11 Cases”) that are being jointly administered under Case No. 11-38111 (CGM).  On July 6, 2012, Dynegy Inc. (“Dynegy”) filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court, thereby commencing a case (the “Dynegy Chapter 11 Case” and, together with the DH Chapter 11 Cases, the “Chapter 11 Cases”) that is being administered under Case No. 12-36728 (CGM).

As also previously disclosed, on June 5, 2012, Dynegy received an allowed administrative claim pursuant to sections 503(b) and 507(a) of the Bankruptcy Code in an unliquidated amount against DH in the DH Chapter 11 Cases (the “Administrative Claim”) as partial consideration for its contribution and assignment to DH of one hundred percent (100%) of the issued and outstanding membership interests of Dynegy Coal Holdco, LLC.

On July 12, 2012, Dynegy and DH filed the Joint Chapter 11 Plan of Reorganization for DH and Dynegy (the “Joint Plan”) with the Bankruptcy Court. On September 10, 2012, the Bankruptcy Court entered an order confirming the Joint Plan.

Pursuant to the Joint Plan, on September 28, 2012, Dynegy, as grantor, and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into a Dynegy shareholders trust declaration (the “Trust Declaration”) for the benefit of the stockholders of Dynegy as of the effective date of the Joint Plan (the “Beneficiaries”).  Pursuant to the Trust Declaration, Dynegy granted, released, assigned, transferred and delivered, on behalf of the Beneficiaries, the Administrative Claim to the trust created by the Trust Declaration, to be held for the benefit of the Beneficiaries and to be applied as specified in the Trust Declaration.  On the effective date of the Joint Plan and upon emergence of the Surviving Entity (as defined below) from chapter 11 bankruptcy protection (such Surviving Entity, upon emergence, “Reorganized Dynegy”), the Trustee will direct Reorganized Dynegy to issue to the Beneficiaries, on a pro rata basis, common stock of Reorganized Dynegy (the “Reorganized Dynegy Common Stock”) representing 1% of the issued and outstanding Reorganized Dynegy Common Stock and 5-year warrants to purchase up to 13.5% of the fully diluted Reorganized Dynegy Common Stock, in exchange for, and in full satisfaction of, the Administrative Claim.

The foregoing description of the Trust Declaration may not contain all of the information that is important to you and is qualified in its entirety by reference to the full text of the Trust Declaration, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Also on September 28, 2012, and pursuant to the Joint Plan, Dynegy and DH entered into an agreement and plan of merger (the “Merger Agreement”) and Dynegy filed a certificate of merger with the state of Delaware (the “Certificate of Merger”).  The Merger Agreement provides for the merger of DH with and into Dynegy (the “Merger”), with Dynegy continuing as the surviving entity of the Merger (the “Surviving Entity”). Pursuant to the Certificate of Merger, the Merger became effective at 11:59 p.m. on Sunday, September 30, 2012 (the “Effective Time”). At the Effective Time, all of the shares of Dynegy’s common stock outstanding prior to the Effective Time were automatically converted into the same number of shares of common stock of the Surviving Entity, par value $0.01, and the ownership interests of DH issued and outstanding immediately prior to the Effective Time were cancelled and retired for no consideration and ceased to exist. For purposes of Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended, the Surviving Entity is the successor issuer to Dynegy and DH.

The foregoing description of the Merger Agreement may not contain all of the information that is important to you and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On September 26, 2012, the following directors executed resignation letters such that, effective September 30, 2012 at 11:59 p.m., such directors departed Dynegy’s board of directors in connection with Dynegy’s emergence from Chapter 11 proceedings and pursuant to the Joint Plan: Messrs. Thomas Elward, Michael Embler, Vincent Intrieri, Samuel Merksamer and Felix Pardo.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Document
10.1	Dynegy Shareholders Trust Declaration between Dynegy Inc. and Wilmington Trust, National Association, as trustee, dated September 28, 2012
10.2	Agreement and Plan of Merger between Dynegy Inc. and Dynegy Holdings, LLC, dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

Date: October 2, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Dynegy Shareholders Trust Declaration between Dynegy Inc. and Wilmington Trust, National Association, as trustee, dated September 28, 2012
10.2	Agreement and Plan of Merger between Dynegy Inc. and Dynegy Holdings, LLC, dated September 28, 2012